Exhibit 23.2


HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation
CERTIFIED PUBLIC ACCOUNTANTS
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200
Fax: (801) 532-7944
www.hbmcpas.com







            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors and Shareholders
China Pharma Holdings, Inc.

As an independent registered public accounting firm, we hereby consent to the use of our report dated March 21, 2007 with respect to the December 31, 2006 and 2005 consolidated balance sheets of China Pharma Holdings, Inc. and subsidiaries and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2006 and for the period from January 12, 2005 (date of inception) through December 31, 2005 in the Registration Statement on Form SB-2 relating to the registration of 3,758,823 shares of common stock (the "Registration Statement"). We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.



                                                 HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 29, 2007